CANADA DISTRIBUTION TRUST AGREEMENT

AGREEMENT AND DECLARATION OF TRUST dated as of February 5, 2010 by and among ABLEAUCTIONS.COM, INC., a Florida corporation (the “Company”), ABLE HOLDINGS (U.S.), INC., a Delaware corporation (the “Liquidating Trustee”), as trustee of the Able (U.S.) Liquidating Trust, and AAC HOLDINGS (CANADA) LTD., a British Columbia corporation (the “Trustee”), as trustee of the Able (Canada) Distribution Trust.

WHEREAS, as of February 5, 2010, the Company and the Liquidating Trustee entered into that certain Liquidating Trust Agreement (as defined herein) for the purpose of administering a liquidation through a liquidating trust of assets owned by the Company prior to the SinoCoking Closing, as such closing is defined in the Liquidating Trust Agreement and which is more fully described therein; and

WHEREAS, in furtherance of the liquidation, the parties desire to establish two grantor trusts (as defined and contemplated by the Code) to facilitate the orderly and efficient distribution to the Company’s shareholders of amounts realized upon liquidation of the Company’s assets by, among other things, having each Stockholder (as defined herein) become a beneficiary of a grantor trust according to whether such Stockholder is resident in Canada or is resident elsewhere.

NOW THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, subject to the terms and provisions set out below, the parties agree as follows:

ARTICLE I
NAME AND DEFINITIONS

1.1           Name. This trust shall be known as the “Able (Canada) Distribution Trust” (the "Canada Distribution Trust").

1.2           Defined Terms. For all purposes of this instrument, unless the context otherwise requires:

(a) "Agreement" shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(b) “Beneficial Interest” shall mean each Beneficiary’s proportionate and undivided share of the Liquidating Trust Assets determined by the ratio of the number of Units held by such Beneficiary to the total number of Units assigned to all Beneficiaries in the aggregate through the Canada Distribution Trust and the U.S. Distribution Trust.

(c) “Beneficiary” shall mean, each Initial Beneficiary who holds Units, and each transferee of Units who has subsequently been transferred Units  as prescribed in Section 3.3 hereof and under that certain Agreement and Declaration of Trust with Able Holding (U.S.), Inc., as trustee dated as of February 5, 2010.

(d) “Canada Distribution Trust Assets” shall mean the amounts distributed to the Canada Distribution Trust from the Liquidating Trust that are held or temporarily invested as prescribed in Section 6.1, and any interest or other income derived by the Canada Distribution Trust, less amounts utilized by the Trustee to pay expenses and satisfy liabilities and to make distributions to Canada Trust Beneficiaries pursuant to the terms and conditions hereof.

(e) “Canada Trust Beneficiary” shall mean a Beneficiary of the Canada Distribution Trust.

(f) “Code” shall have the meaning set forth in Section 2.1.

(g) "Distribution Trust Interest" shall mean, as to each Distribution Trust, the proportionate undivided share of the Liquidating Trust Assets allocated to such Distribution Trust determined by the ratio of the aggregate number of Units assigned to the Beneficiaries of each such Distribution Trust divided by the total number of Units assigned in the aggregate to the Beneficiaries of the Canada Distribution Trust and the U.S. Distribution Trust.

(h) "Distribution Trusts" shall mean this Canada Distribution Trust and the U.S. Distribution Trust, each of which is a beneficiary of the Liquidating Trust.

(i) “Indemnified Persons” shall have the meaning set forth in Section 7.3.

(j) “Initial Beneficiary” shall mean each of the Stockholders.

(k) “Initial Canada Trust Beneficiary” shall mean each of the Stockholders who are resident in Canada and who have become Beneficiaries of the Canada Distribution Trust as of the Record Date pursuant to this Agreement.

(l) "Liquidating Trust Liabilities" shall mean (i) all of the Company’s unsatisfied debts, claims, commitments, suites, obligations, and other liabilities, (whether absolute, accrued, asserted or unasserted, fixed, contingent or otherwise) arising out of the Company’s ownership of the Transferred Assets and from the operation of the Company prior to the SinoCoking Closing (as defined in the Liquidating Trust Agreement), including, without limitation, the liabilities listed in Schedule B of the Liquidating Trust Agreement; (ii) the Indemnification Liabilities prescribed in Section 5.4(b) of the Liquidating Trust Agreement; and (iii) any costs and expenses incurred or to be incurred in connection with the administration of the Liquidating Trust and liquidation of the Liquidating Trust Assets.

(m) “Liquidating Trust” shall mean the Able (U.S.) Liquidating Trust.

(n) “Liquidating Trust Agreement” shall mean that certain Agreement and Declaration of Trust with the Liquidating Trustee dated as of February 5, 2010.

(o) “Liquidating Trust Assets” shall mean all the property held from time to time by the Liquidating Trustee under the Liquidating Trust Agreement, which initially shall consist of the Transferred Assets, and in addition, shall thereafter include all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to any assets held by the Liquidating Trust, less any of the foregoing utilized by the Liquidating Trustee to pay expenses of the Liquidating Trust, satisfy Liabilities or to make distributions to the Distribution Trusts pursuant to the terms and conditions hereof.

(p) "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(q) “Record Date” shall mean 5:00 PM Pacific Standard Time on February 5, 2010.

(r) “Shares” shall mean the shares of common stock, $0.001 par value per share, of the Company.

(s) "Stockholders" shall mean the holders of record of the outstanding Shares of the Company as of the Record Date.

(t) “Stockholders List” shall have the meaning set forth in Section 3.1.

(u) “Successor Trustee” shall have the meaning set forth in Section 10.2.

(v) “Transfer Date” shall mean February 5, 2010.

(w) “Transferred Assets” shall mean the assets described on Schedule A to the Liquidating Trust Agreement.

(x) “Treasury Regulations” shall mean the Income Tax Regulations promulgated under the Code by the U.S. Department of Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(y) "Trustee" shall mean the initial Trustee appointed under this Agreement and any Successor Trustee thereof, pursuant to and in accordance with the terms of this Agreement.

(z) “U.S. Distribution Trust” shall mean the Able (U.S.) Distribution Trust created under that certain Agreement and Declaration of Trust with Able Holdings (Delaware), Inc., as trustee, dated as of February 5, 2010, the Initial Beneficiaries of which are all Stockholders who are resident other than in Canada.

(aa) “Units” shall have the meaning given to such term in Section 3.1.

1.3           Meaning of Other Terms. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include firms, associations, and corporations. All references herein to Articles, Sections, and other subdivisions refer to the corresponding Articles, Sections, and other subdivisions of this Agreement; and the words herein, hereof, hereby, hereunder, and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, or subdivision of the Agreement.

ARTICLE II
NATURE OF TRUST

2.1           Purpose and Objective of Canada Distribution Trust.

(a) The Canada Distribution Trust is a grantor trust organized for the sole purpose and objective of receiving distributions from the Liquidating Trust of its proportionate share of the proceeds from the liquidation of the Liquidating Trust Assets and to distribute such amounts, and any income derived by the Canada Distribution Trust therefrom, to the Canada Trust Beneficiaries in as prompt and orderly a fashion as possible after the payment of expenses and liabilities, and the making of reasonable provision for claims and contingent liabilities incurred by the Canada Distribution Trust.  The Canada Distribution Trust shall have no purpose to continue or engage in the conduct of a trade or business.

(b) The Canada Trust Beneficiaries are hereby deemed to grant, assign and contribute to this Canada Distribution Trust their respective proportionate undivided rights, title and interest in and to the Transferred Assets, which they are deemed to have received from the Company, for the purpose of having the Trustee, in turn, transfer to the Liquidating Trust such undivided right title and interest, and the Canada Distribution Trust is hereby deemed, on behalf of the Canada Trust Beneficiaries, to grant, assign and contribute to the Liquidating Trust the aggregate proportionate undivided right, title and interest in and to such Transferred Assets of the Canada Trust Beneficiaries. As a result, the Canada Trust Beneficiaries shall be deemed to be beneficial owners, through the Canada Distribution Trust, of their respective share of the Liquidating Trust Assets pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the “Code”) and any analogous provision of state, local or Canadian law. To the extent permitted by law, distributions to the Canada Distribution Trust from the Liquidating Trust and from the Canada Distribution Trust to the Canada Trust Beneficiaries, shall be considered (i) first as a return on account of capital and then (ii) as income.  The Trustee shall file all tax returns required to be filed with any governmental agency consistent with this position.

2.2           Appointment and Acceptance of Trustee.  AAC Holdings (Canada) Ltd. is hereby named, constituted, and appointed as Trustee, to act and serve as Trustee of the Canada Distribution Trust and to perform the powers and functions of Trustee to accomplish the objective of the Trust as provided in this Agreement. The Trustee is willing and able to so act, and does hereby accept the appointment to act and serve as Trustee of the Canada Distribution Trust and to hold the Distribution Trust Assets and administer the Canada Distribution Trust pursuant to the terms of this Agreement.

2.3           No Reversion to the Company.  The Canada Distribution Trust shall be irrevocable and no part of the Canada Distribution Trust Assets shall revert to the Company.

2.4           Distribution Trust Liabilities.  The Trustee hereby agrees to cause the Canada Distribution Trust to pay, discharge and perform when due all obligations and liabilities incurred from the operation of the Canada Distribution Trust and the administration of the Canada Distribution Trust Assets.  Should any liabilities be asserted against the Trustee as the transferee of amounts distributed from the Liquidating Trust or as a result of obligations or liabilities incurred by such Canada Distribution Trust under this Section 2.4 (whether accrued, contingent, liquidated or unliquidated), the Trustee may use such part of the Distribution Trust Assets as may be necessary to contest any such liability or make payment thereof, but in no event shall the Trustee, the Canada Distribution Trust,  its Beneficiaries, or any employees or agents of the Trustee or of the Canada Distribution Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Canada Distribution Trust Assets are not sufficient to satisfy the obligations of the Canada Distribution Trust.

2.5           Instruments of Further Assurance.  The Company and its officers, and the Liquidating Trustee, will, upon reasonable request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement.

2.6           Assignment for Benefit of Beneficiary Trusts. The Trustee hereby declares and agrees that it is holding the Canada Distribution Trust Assets solely for the benefit of the Canada Trust Beneficiaries, and retains only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein.

2.7           Notice to Unlocated Stockholders. If any Initial Canada Trust Beneficiaries consist of unlocated Stockholders, due notice shall be given to such Stockholders in accordance with applicable law.

ARTICLE III
BENEFICIARIES

3.1           Beneficial Interests.

(a) The Beneficial Interest of each initial Canada Trust Beneficiary (“Initial Canada Trust Beneficiary”) shall be determined in accordance with a certified copy of the Company's stockholders list as of the Record Date (“Stockholders List”).  The Liquidating Trustee, promptly after its receipt from the Company's transfer agent, shall deliver the Stockholder’s List to the Trustee.  For ease of administration, the Trustee shall express the Beneficial Interest of each Beneficiary of the Canada Distribution Trust in terms of units (“Units”).  The Initial Canada Trust Beneficiaries shall consist of the Stockholders who are shown on the Stockholders List to be resident in Canada. Each Stockholder who is an Initial Canada Trust Beneficiary shall receive one Unit for each Share then held of record as of the Record Date. Each Initial Canada Trust Beneficiary shall have the same pro rata undivided interest in the Canada Distribution Trust Assets as the number of Units held by such Canada Trust Beneficiary bears to the total Units of all Initial Canada Trust Beneficiaries and, each Initial Canada Trust Beneficiary shall have the same undivided pro rata interest in the Liquidating Trust Assets through the Canada Distribution Trust, as the number of Units held by such Beneficiary bears to the total Units held by Initial Beneficiaries of both Distribution Trusts.

(b) The rights of Canada Trust Beneficiaries in, to and under the Canada Distribution Trust Assets and the Canada Distribution Trust shall not be represented by any form of certificate or other instrument, and no Canada Trust Beneficiary shall be entitled to such a certificate. The Trustee shall maintain or cause to be maintained a record of the name and address of each Beneficiary and such Beneficiary's total Units in the Canada Distribution Trust.

(c) If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Canada Trust Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustee shall be entitled, at his sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustee may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent and, in so doing, the Trustee shall not be or become liable to any of such parties for his failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trustee be liable for interest on any funds which it may so withhold. Notwithstanding anything to the contrary set forth in this Section 3.l(c), the Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustee a surety bond or other security satisfactory to the Trustee, as it shall deem appropriate, to fully indemnify it as between all conflicting claims or demands.

3.2           Rights of Beneficiaries. Each Canada Trust Beneficiary shall be entitled to participate in the rights and benefits due to a Canada Trust Beneficiary hereunder according to such Beneficiary's Beneficial Interest. Each Canada Trust Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of each Canada Trust Beneficiary hereunder is declared, and shall be in all respects, personal property, and upon the death of an individual Canada Trust Beneficiary, such Beneficiary's Beneficial Interest shall pass as personal property to the Canada Trust Beneficiary's legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Canada Trust Beneficiary shall have no title to, right to, possession of, management of, or control of, the Canada Distribution Trust Assets or the Liquidating Trust Assets except as expressly provided herein. No widower, widow, heir or devisee of any person who may be a Canada Trust Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of the Canada Distribution Trust Assets or the Liquidating Trust Assets, but the whole title to all of such assets shall be vested in the Trustee or the Liquidating Trustee, as the case may be, and the sole interest of the Canada Trust Beneficiaries shall be the rights and benefits given to such Persons under this Agreement and the Liquidating Trust Agreement.

3.3           Limitations on Transfer of Interests of Beneficiaries.

(a) The Beneficial Interest of a Canada Trust Beneficiary may not be transferred, assigned or pledged inter vivos; provided, that the Beneficial Interests shall be assignable or transferable by will, intestate succession, or operation of law and that the executor or administrator of the estate of a Canada Trust Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest held by the estate of such Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Canada Trust Beneficiary, including probate fees, upon written notice to, and written consent of, the Trustee, which consent may not be unreasonably withheld.

(b) Except as may be otherwise required by law, the Beneficial Interests of the Canada Trust Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Canada Trust Beneficiary, but the interest of a Canada Trust Beneficiary shall be paid by the Trustee to the Canada Trust Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Canada Trust Beneficiary only when actually received by such Beneficiary.

3.4           Trustee as Beneficiary. The Trustee and any Successor Trustee appointed under Section 10.2 shall not be a Canada Trust Beneficiary or hold any Beneficial Interest hereunder.

ARTICLE IV
DURATION AND TERMINATION OF DISTRIBUTION TRUST

4.1           Duration.  The existence of the Canada Distribution Trust shall terminate on the date of termination of the Liquidating Trust.  Notwithstanding the foregoing, the Trustee, in its discretion, may extend the existence of the Canada Distribution Trust to such later date as it may designate, if it determines that an extension is reasonably necessary to fulfill the purposes of the Canada Distribution Trust, as specified in this Agreement, including if there remain any contingent or unliquidated claims or any other outstanding contingent liabilities for which the Canada Distribution Trust may be responsible; provided further, that in order for the term of the Canada Distribution Trust to extend beyond three years from the Transfer Date, the Trustee shall have received an opinion of counsel to the Canada Distribution Trust regarding any matters, including tax matters, which the Trustee shall request with regard to compliance by the Canada Distribution Trust with applicable securities and tax laws.  The Trust shall not, in any event, terminate pursuant to this Section 4.1 prior to the date on which the Trustee is permitted to make a final distribution to the Canada Trust Beneficiaries in accordance with Section 5.5.

4.2           Continuance of Trustee’s Authority After Termination.  After the termination of the Canada Distribution Trust and solely for the purpose of winding up the affairs of the Canada Distribution Trust, the Trustee shall continue to have the authority to act as such until its duties have been fully performed.  The Trustee shall provide for the retention of the books, records, lists of holders of Units, and other files which shall have been delivered to, or created by the Trustee.  At the Trustee’s discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Canada Distribution Trust Assets and filing of any tax returns relating thereto.  Except as otherwise specifically provided in this Section 4.2, upon (i) the distribution by the Liquidating Trust to the Canada Distribution Trust of amounts representing all of its proportionate share of the Liquidating Trust Assets, and (ii) thereafter the distribution by the Trustee to the Canada Trust Beneficiaries of all the Canada Distribution Trust Assets, the Trustee shall have no further duties or obligations hereunder.

ARTICLE V
ADMINISTRATION OF TRUST

5.1           Efforts to Resolve Claims and Liabilities.  Subject to the terms and conditions of this Agreement, the Trustee shall make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent liabilities for which the Canada Distribution Trust may be responsible, make timely distributions to the Canada Trust Beneficiaries, and not unduly prolong the duration of the Canada Distribution Trust.

5.2           No Interest on Canada Distribution Trust Assets.  The Trustee shall hold the Canada Distribution Trust Assets without being obligated to provide for or pay any interest thereon to any Canada Trust Beneficiaries, except to the extent of such Canada Trust Beneficiary’s share of interest actually earned by the Canada Distribution Trust after payment of the Canada Distribution Trust's liabilities and expenses as provided in Section 5.3.

5.3           Payment of Claims, Expenses and Liabilities.   The Trustee shall pay from the Canada Distribution Trust Assets all claims, expenses, charges, liabilities, and obligations of the Canada Distribution Trust and of the Canada Distribution Trust Assets, and any transferee liabilities that the Trustee may be obligated to pay as transferee, by reason of amounts distributed from the Liquidating Trust, including but not limited to, interest, penalties, taxes (including, without limitation, any taxes arising under Canadian tax laws), assessments, and public charges of every kind and nature and the costs, charges, and expenses connected with or arising out of the execution or administration of the Canada Distribution Trust (including, without limitation, reimbursement to the Trustee of fees, taxes and other expenses incurred to maintain the existence and for the operation of the Trustee), and such other payments and disbursements as are provided in this Agreement or which may be determined by the Trustee to be a proper charge against the Canada Distribution Trust Assets.  The Trustee may, in its discretion, make reasonable provision, by reserve or otherwise out of the Trust Assets, for such amount as the Trustee in good faith may reasonably determine to be necessary or desirable to meet current or future claims and liabilities of the Canada Distribution Trust, whether fixed or contingent.

5.4           Interim Distributions.  At such time or times as may be determined in its sole discretion, and giving due account to the objective of making distributions to Canada Trust Beneficiaries as promptly as reasonably practicable after receipt of amounts distributed by the Liquidating Trust from the Liquidating Trustee, the Trustee shall distribute, or cause to be distributed to the  Canada Trust Beneficiaries, pro rata, in proportion to the number of Units respectively assigned to each Canada Trust Beneficiary on the record date fixed for such distribution as determined by the Trustee, in its sole discretion, such cash comprising a portion of the Canada Distribution Trust Assets as the Trustee, in its sole discretion, determines may be distributed without detriment to the conservation and protection of the Canada Distribution Trust Assets.

5.5           Final Distribution.  If the Trustee, in its sole discretion, determines that the liabilities and all other claims, expenses, charges, and obligations of the Canada Distribution Trust have been paid or discharged or if the existence of the Canada Distribution Trust shall terminate pursuant to Section 4.1, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Canada Distribution Trust Assets, make a final cash distribution out of the remaining Canada Distribution Trust Assets, if any, to the Canada Trust Beneficiaries, pro rata, in proportion to the number of Units, respectively, assigned to each Canada Trust Beneficiary.  To the extent permitted by applicable law, distributions made pursuant to this Section 5.5 and those under Section 5.4 shall be considered first as a return on account of capital, and then of income.

5.6           Fiscal Year.  The fiscal year of the Canada Distribution Trust shall end on December 31 of each year unless the Trustee deems it advisable to establish some other date as the date on which the fiscal year of the Canada Distribution Trust shall end.

5.7           Annual Reports to Beneficiaries; Income Tax Information.  As soon as practicable after receipt thereof from the Liquidating Trustee, the Trustee shall disseminate to Canada Trust Beneficiaries, annual reports that have been prepared by the Liquidating Trustee in accordance with Section 5.9 of the Liquidating Trust Agreement.  The Trustee may accompany any annual report with supplemental information or a supplemental report respecting the administration of the Canada Distribution Trust for the same fiscal year covered by the annual report. In addition, after receipt of a request in good faith from a Canada Trust Beneficiary, or in its discretion without such request, the Trustee may furnish to the Canada Trust Beneficiary or any Person who has been a Canada Trust Beneficiary at any time during the fiscal year preceding the then current fiscal year a statement containing such further information as is reasonably available to the Trustee which may be helpful to such Person for income tax purposes.  The Trustee shall make such filings of returns and reports as may be required or prudential under provisions of applicable law.

5.8           Interim Reports to Beneficiaries.  As soon as practicable after receipt thereof from the Liquidating Trustee, the Trustee shall disseminate to Canada Trust Beneficiaries any report that has been prepared by the Liquidating Trustee describing any material event respecting the Liquidating Trust. The Trustee, in its sole discretion, may also furnish the Canada Trust Beneficiaries supplemental information or a supplemental report describing any material events respecting the Canada Distribution Trust. The occurrence of a material event shall be determined by the Trustee in its sole discretion.

5.9           Transactions with Related Persons.  Notwithstanding any other provisions of this Agreement, the Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all or part of the Canada Distribution Trust Assets to, or contract with, (i) any agent or employee  of the Canada Distribution Trust acting in an individual capacity (other than an entitlement to distributions as a Canada Trust Beneficiary); or (ii) any Person of which the Trustee, or agent or employee of the Canada Distribution Trust is an affiliate by reason of being at trustee, director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Persons, unless in each such case such transaction is no less favorable to the Canada Distribution Trust than terms available for a comparable transaction with unrelated Persons.

5.10           Books and Records.  The Trustee shall maintain, in respect of the Canada Distribution Trust, books and records relating to Canada Distribution Trust Assets, and income and liabilities of the Canada Distribution Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with this Article V and to comply with applicable law.  Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Canada Distribution Trust and the reporting obligations of the Trustee under Sections 5.7 and 5.8.  Nothing in this Agreement requires the Trustee to file any accounting or seek approval of any court with respect to the administration of the Canada Distribution Trust or as a condition for managing any payment or distribution out of the Canada Distribution Trust Assets.

ARTICLE VI
POWERS AND LIMITATIONS OF TRUSTEE

6.1           Limitations on Trustee.  The Trustee shall not at any time, on behalf of the Canada Distribution Trust, enter into or engage in any trade or business, but shall limit its actions to conserve and maintain the Canada Distribution Trust Assets, protect the Canada Trust Beneficiaries’ undivided share of Liquidating Trust Assets, resolve, contest, settle, satisfy or discharge liabilities, and facilitate expeditious and orderly distributions to the Canada Trust Beneficiaries.  The Trustee shall be restricted to the holding of the Canada Distribution Trust Assets, to the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Canada Distribution Trust Assets and the administration thereof in accordance with the provisions of this Agreement. The Trustee shall have no power to invest or reinvest any of the funds held as part of in the Canada Distribution Trust Assets, except that the Trustee may, on a temporary basis or for purposes of retaining a reasonable amount of funds to meet expenses, obligations, claims and contingent liabilities, invest any portion of the Canada Distribution Trust Assets in (i) direct obligations of the United States or Canada or obligations of any agency or instrumentality thereof, which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof, which are issued by a United States Government-insured or Canadian Government-insured commercial bank or savings institution organized under the laws of the United States or Canada or any state or province, respectively, thereof, or

(iii) other temporary investments not inconsistent with the Canada Distribution Trust’s status as a grantor trust for tax purposes.  The Trustee shall not be under any duty to reinvest such part of the Canada Distribution Trust Assets as may be in cash, or as may be converted into cash, nor shall the Trustee be chargeable with interest thereon except to the extent that interest may be paid to the Trustee on such cash amounts.  In no event shall the Trustee receive any property, make any distribution, satisfy or discharge any obligation, claim, liability or expense or otherwise take any action which is inconsistent with effectuating complete distribution of the Canada Distribution Trust Assets.

6.2           Specific Powers of Trustee. Subject to the provisions herein, the Trustee shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or applicable law; provided, however, that enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement or to act in such a manner as the Trustee may deem necessary or appropriate to carry out the purpose of the Canada Distribution Trust and to confer on the Canada Trust Beneficiaries, the benefits intended to be conferred upon them by this Agreement:

(a) to convert into cash any Canada Distribution Trust Assets temporarily invested pursuant to Section 6.1, and pay, discharge, and satisfy all claims, expenses, charges, obligations and other liabilities existing with respect to the Canada Distribution Trust Assets;

(b) to elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment brokers, and any former officers, employees, agents and property managers of the Company) in one or more capacities, and to pay reasonable compensation from the Canada Distribution Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed, (provided that, except as otherwise provided here), any such agreements or arrangements with a Person or entity affiliated with the Trustee shall be on terms no less favourable to the Canada Distribution Trust than those available to the Canada Distribution Trust in similar agreements or arrangements with unaffiliated third parties, and such agreements or arrangements shall be terminable, without penalty, on 60 days prior written notice by the Canada Distribution Trust, to prescribe the titles, powers and duties, terms or service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustee to agents, representatives, employers, independent contractors or other Persons;

(c) to retain and set aside such funds out of the Canada Distribution Trust Assets as the Trustee shall, in its sole discretion, deem necessary or expedient to pay, or provide for the payment of  unpaid claims, expenses, charges, obligations, and costs of administering the Canada Distribution Trust Assets;

(d) to do and perform any and all acts necessary or appropriate for the conservation and protection of the Canada Distribution Trust Assets and its  undivided proportionate share of the Liquidating Trust Assets, including acts or things necessary or appropriate to maintain the Canada Distribution Trust Assets held by the Trustee pending distribution thereof to the Canada Trust Beneficiaries;

(e) to institute or defend actions or judgments for declaratory relief or other actions or judgments and to take such other action, in the name of the Canada Distribution Trust or as otherwise required, as the Trustee may, in its sole discretion, deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Canada Distribution Trust Assets;

(f) to cancel, terminate, or amend any instruments, contracts, agreements, obligations, or causes of action relating to administration of the Canada Distribution Trust, and to execute new instruments, contracts, agreements, obligations or causes of action with respect thereto;

(g) to cause any temporary investments of any part of the Canada Distribution Trust Assets to be registered and held in the Trustee’s name or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;

(h) in the event any of the property which is or may become a part of the Trust Assets is situated in any province or other jurisdiction in which the Trustee is not qualified to act as the Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such province or other jurisdiction in connection with property situated in that province or other jurisdiction as a trustee of such property and require from such trustee such security as may be designated by the Trustee.  The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of the Canada Distribution Trust, except as limited by the Trustee and except where the same may be modified by the laws of such province or other jurisdiction (in which case, the laws of the province or other jurisdiction in which such trustee is acting shall prevail to the extent necessary).  Such trustee shall be answerable to the Trustee herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property.  The Trustee hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustee of a written instrument declaring such trustee was removed from office, and specifying the effective date of removal; and

(i) to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Canada Distribution Trust Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Canada Trust Beneficiaries in accordance with the express provisions of this Agreement.

ARTICLE VII
CONCERNING THE TRUSTEE

7.1           Generally.  The Trustee shall exercise such of the rights and powers vested in it by this Agreement in accordance with applicable law and use the same degree of care and skill in its exercise as aprudent man would exercise or use under the circumstances in the conduct of his own affairs.  However, the Trustee shall in no event be subject to any personal liability whatsoever to any Person in connection with the Canada Distribution Trust Assets or the affairs of the Canada Distribution Trust, except for fraud or other misconduct knowingly or intentionally committed in bad faith; and provided, further, that:

(a) the Trustee shall not be required to perform any duties or obligations except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee;

(b) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth, accuracy and completeness thereof, on the statements and certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(c) the Trustee shall not be liable for any error of judgment made in good faith;

(d) the Trustee shall not be liable with respect to any action taken or omitted to be taken in good faith by it (i) in accordance with a written opinion of legal counsel requested by and addressed to the Trustee or (ii) at the written direction of Canada Trust Beneficiaries having aggregate Units of at least two-thirds of the total Units held by all Canada Trust Beneficiaries relating to exercising any right or power conferred upon the Trustee under this Agreement; and

(e) the Trustee shall not be responsible for the acts or omissions of any Successor Trustee, nor shall any Successor Trustee be responsible for the acts or omissions of a predecessor trustee unless such trustee, in bad faith, knowingly or intentionally, participated in, approved of, acquiesced in or concealed the fraud or other misconduct.

7.2           Reliance by Trustee. Except as otherwise provided in Section 7.1:

(a) The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Trustee may consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

(c) Persons dealing with the Trustee shall look only to the Canada Distribution Trust Assets to satisfy any liability incurred by the Trustee in good faith to any such Person in carrying out the terms of the Canada Distribution Trust, and the Trustee shall have no individual obligation to satisfy any such liability.

7.3           Indemnification of Trustee.  The Trustee, including without limitation its officers,

directors, employees, agents and attorneys (collectively the “Indemnified Persons”) shall be indemnified by and receive reimbursement from the Canada Distribution Trust Assets against and from any and all claims, losses, liabilities or damages, which the Indemnified Persons may incur or sustain, in the exercise and performance of any of the Trustee’s powers and duties under this Agreement, except for fraud or misconduct knowingly or intentionally committed in bad faith (“Cause”); provided, however, that no party other than the Trustee shall have the right to cause the Canada Distribution Trust to indemnify the Indemnified Persons. The Trustee may purchase with the Canada Distribution Trust Assets such insurance as it determines, in the exercise of its discretion, adequately insures that it shall be indemnified against any such loss, liability or damage pursuant to this Section 7.3.  The rights accruing to the Indemnified Persons under these provisions shall not be deemed to exclude any other right to which such Person may be lawfully entitled; provided, that no such Person may satisfy any right of indemnity or reimbursement granted herein, or to which such Person may be otherwise entitled, except out of the Canada Distribution Trust Assets, and no Canada Trust Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustee may make advance payments in connection with indemnification under this Section 7.3; provided, that the Indemnified Persons shall have given a written undertaking to repay any amount advanced to such Person and to reimburse the Canada Distribution Trust in the event that it is subsequently determined that such Person is not entitled to such indemnification. Nothing contained herein shall restrict the right of the Trustee to indemnify or reimburse any Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Person to contribution under applicable law.

ARTICLE VIII
PROTECTION OF PERSONS DEALING WITH THE TRUSTEE

8.1           Reliance on Statement by Trustee.  Any Person dealing with the Trustee shall be fully protected in relying upon a certificate signed by the Trustee that the Trustee has taken action under this Canada Distribution Trust.

8.2         Application of Money Paid or Transferred to Trustee. No Person dealing with the Trustee shall be required to follow the application by the Trustee of any money or property which may be paid or transferred to the Trustee.

ARTICLE IX
COMPENSATION OF TRUSTEE

9.1           Amount of Compensation.  In lieu of commissions or other compensation that may be fixed by law for a trustee, the Trustee shall receive as compensation for its services as Trustee hereunder the amounts set forth in Schedule A annexed hereto, or such different compensation as may be proposed by the Trustee and thereafter approved by the affirmative vote or written consents of Canada Trust Beneficiaries having at least a majority of the total Units held by all Canada Trust Beneficiaries..

9.2           Expenses.  The Trustee shall be reimbursed from the Canada Distribution Trust Assets for all out-of-pocket expenses reasonably incurred by it in the performance of its duties in accordance with this Agreement, including the payment of reasonable fees and/or expenses to agents, advisors or legal counsel of the Trustee.

ARTICLE X
TRUSTEE VACANCY AND SUCCESSOR TRUSTEE

10.1           Resignation and Removal.  A Trustee may resign and be discharged from the Trust hereby created by giving written notice to the Canada Trust Beneficiaries at their respective addresses as they appear on the records of the Canada Distribution Trust. Such resignation shall become effective on the date specified in such notice, which date shall be at least thirty (30) days after the date of such notice, or upon the appointment of such Trustee's successor, and such successor's acceptance of such appointment, whichever is earlier. A Trustee may be removed at any time, for Cause, by Canada Trust Beneficiaries having aggregate Units of at least three-fourths (3/4ths) of the total Units held by all Canada Trust Beneficiaries.

10.2           Appointment of Successor.  If at any time the Trustee shall resign or be removed, or be adjudged bankrupt or insolvent, a vacancy shall be deemed to exist and a successor may be appointed by the affirmative vote or written consent of Canada Trust Beneficiaries having at least a majority of the total Units held for all Canada Trust Beneficiaries (a “Successor Trustee”).  In the event the Canada Trust Beneficiaries do not select a Successor Trustee within thirty (30) days of the resignation, removal, bankruptcy or insolvency of the Trustee, the Successor Trustee shall be appointed by a court of competent jurisdiction upon application of any Canada Trust Beneficiary or known creditor of the Canada Distribution Trust.

10.3           Acceptance of Appointment by Successor Trustee. Any Successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver a counterpart copy thereof, in the case of resignation, to the resigning Trustee, and shall notify the Canada Trust Beneficiaries in the next report delivered in accordance with Article V hereof.  Upon such appointment, such Successor Trustee shall, without any further act, become vested with all the estate, properties, rights, powers, trusts, and duties of his predecessor in the Canada Distribution Trust hereunder with like effect as if originally named therein, but the resigning Trustee shall nevertheless, when requested in writing by the Successor Trustee, execute and deliver any instrument or instruments for conveying and transferring to such Successor Trustee upon the trust herein expressed all of the estates, properties, rights, powers and trusts of such retiring Trustee, and shall duly assign, transfer, and deliver to such Successor Trustee all property and money held by it hereunder.

10.4           Bonds.  Unless required by law, no bond shall be required of the initial Trustee appointed hereunder. Unless a bond is required by law and such requirement cannot be waived by the affirmative vote or written consents of at least a majority of the total Units held by all Canada Trust Beneficiaries, no bond shall be required of any Successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by like approval of the Canada Trust Beneficiaries (in the case of a Successor Trustee). In the event a surety or security is required, the Trustee shall determine the extent and amount of such surety or security with respect to such bond.  The cost of any such bond shall be borne by the Canada Distribution Trust.

ARTICLE XI
CONCERNING THE BENEFICIARIES

11.1           Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Canada Trust Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a Successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such  Canada Trust Beneficiaries have joined therein may be evidenced: (i) by any instrument or any number of instruments of similar tenor executed by the Canada Trust Beneficiaries in person or by agent or attorney appointed in writing; or (ii) by the record of the Canada Trust Beneficiaries voting in favor thereof at any meeting of Canada Trust Beneficiaries duly called and held in accordance with the provisions of Article XII.

11.2           Limitation on Suits by Beneficiaries. No Canada Trust Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee upon or under or with respect to the Canada Distribution Trust Assets or the agreements relating to or forming part of the Canada Distribution Trust Assets, and the Canada Trust Beneficiaries (by their acceptance of any distribution made to them pursuant to this Agreement) waive any such right.

11.3           Requirement of Undertaking. The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 11.3 shall not apply to any suit brought by the Trustee.

ARTICLE XII
MEETING OF BENEFICIARIES
12.1           Purpose of Meetings.  A meeting of the Canada Trust Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article XII for the purposes of taking any action which the terms of this Agreement permit Canada Trust Beneficiaries having a specified aggregate Beneficial Interest to take either acting alone or with the Trustee.

12.2           Meeting Called by Trustee. The Trustee may at any time call a meeting of the Beneficiaries to be held at such time and at such place as the Trustee shall determine. Written notice of every meeting of the Canada Trust Beneficiaries shall be given by the Trustee (except as provided in Section 12.3), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be delivered in the manner provided in Section 14.6 hereof, not more than sixty (60) nor less than ten (10) days before such meeting is to be held to all of the Canada Trust Beneficiaries of record not more than sixty (60) days before the date of such meeting. The notice shall be directed to the Canada Trust Beneficiaries at their respective addresses as they appear in the records of the Canada Distribution Trust.

12.3           Meeting Called on Request of Beneficiaries.  Within thirty (30) days after written request to the Trustee by Beneficiaries holding an aggregate of at least a majority of the total Units held by all Canada Trust Beneficiaries to call a meeting of Canada Trust Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustee shall proceed under the provisions of Section 12.2 to call a meeting of the Canada Trust Beneficiaries, and if the Trustee fails to call such meeting within such thirty (30) day period then such meeting may be called by such Canada Trust Beneficiaries, or their designated representatives, requesting such meeting.

12.4           Persons Entitled to Vote at Meeting of Beneficiaries. Each Canada Trust Beneficiary shall be entitled to vote at a meeting of the Canada Trust Beneficiaries either in person or by his proxy duly authorized in writing. The signature of the Canada Trust Beneficiary on such proxy need not be witnessed or notarized. Each Canada Trust Beneficiary shall be entitled to a number of votes equal to the number of Units held by such Beneficiary as of the applicable record date.

12.5           Quorum.  At any meeting of Canada Trust Beneficiaries, the presence of Canada Trust Beneficiaries having aggregate Units sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum; but if less than a quorum be present, Canada Trust Beneficiaries having aggregate Units of at least a majority of the total Units held by all Canada Trust Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present.

12.6           Adjournment of Meeting.  Subject to Section 12.5, any meeting of Canada Trust Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

12.7           Conduct of Meetings.  The Trustee shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Canada Trust

Beneficiaries shall be by written ballot. An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

12.8           Record of Meeting. A record of the proceedings of each meeting of Canada Trust Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustee to be preserved by him. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

12.9           Action Without a Meeting. Except as specified elsewhere in this agreement, any action may be taken by the Canada Trust Beneficiaries without a meeting, without prior notice and without a vote, if a written consent is delivered to the Trustee, setting forth the action so taken, and signed by Canada Trust Beneficiaries holding at least a majority of the total Units assigned to all Canada Trust Beneficiaries.

12.10           Waiver of Notice. Whenever notice is required to be given under this Article XII, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated in such Article XII for such notice, shall be deemed equivalent to notice.  Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the Canada Trust Beneficiaries need be specified in any written waiver of notice.

12.11           Required Vote. Except as specified elsewhere in this Agreement or as required by law, if a vote of Canada Trust Beneficiaries is required or permitted for action to be taken by Canada Distribution Trust, approval shall require the affirmative vote of Canada Trust Beneficiaries having at least a majority of Units present and voting at the meeting where Canada Trust Beneficiaries having at least fifty percent (50%) of the total Units of all Canada Trust Beneficiaries are present. .

ARTICLE XIII
AMENDMENTS; OTHER RIGHTS

13.1           Consent of Beneficiaries.  At the written direction or with the written consent of Canada Trust Beneficiaries holding at least three-fourths (3/4ths) of the total Units held by all Canada Trust Beneficiaries, the Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided, that no such amendment shall increase the potential liability of the Trustee hereunder without the written consent of the Trustee; provided, further, that no such amendment shall permit the Trustee to engage in any activity prohibited by Section 6.1 hereof or affect the Canada Trust Beneficiaries' rights to receive their pro rata share of the Canada Distribution Trust Assets at the time of any distribution, or otherwise materially and adversely affect the rights of the Canada Trust Beneficiaries and that no such amendment shall cause the Canada Distribution Trust, in the opinion of counsel, to be treated for income tax purposes, as other than a grantor trust under applicable tax law, or cause the Canada Trust Beneficiaries to be treated as other than the owners of their respective shares of the Canada Distribution Trust's taxable income pursuant to Canadian law.  In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Trustee, without the consent of any of the Beneficiaries; (i) to add to the representations, duties or obligations of the Trustee or surrender any right or power granted to the Trustee; and (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, which will not be inconsistent with the provisions of this Agreement; provided, however, that no amendment shall be adopted pursuant to this Section 13.1 unless the adoption thereof (A) is for the benefit of or not adverse to the interests of the Canada Trust Beneficiaries thereof; and (B) does not alter the proportionate interest of a Canada Trust Beneficiary in any way without the consent of such Canada Trust Beneficiary adversely affected thereby.

13.2           Notice and Effect of Amendment. Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall give notice of the substance of such amendment to all Canada Trust Beneficiaries thereof or, in lieu thereof, the Trustee may send a copy of the amendment to each such Person. Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities of the Trustee and of the Canada Trust Beneficiaries under this Agreement shall thereafter be determined, exercised, and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

14.1           Filing Documents. The Trustee, in its discretion, may elect to file or record this Agreement in offices, and in such office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained at the office of the Trustee and be available at all times during regular business hours for inspection by any Canada Trust Beneficiary or such Person’s duly authorized representative. The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of the Trustee in the same places, if any, where the original Agreement is filed or recorded.

14.2           Intention of Parties to Establish Grantor Trust.  This Agreement is not intended to create and shall not be interpreted as creating an association, partnership, corporation or joint venture of any kind. It is intended to create a trust to be governed and construed in all respects as a grantor trust.  The Canada Trust Beneficiaries will be treated as the grantors of the Transferred Assets to the Liquidating Trust and deemed indirect owners through this Canada Distribution Trust of an undivided proportionate interest in the Liquidating Trust Assets.

14.3           Tax Withholding.  The Trustee may withhold from any amount held on behalf of or distributable to the Canada Trust Beneficiaries from the Canada Distribution Trust at any time, and may deposit such amounts withheld with the applicable taxing authority, such sum or sums as the Trustee determines is required by Canadian tax laws, U.S. Federal, state or local law, Canadian tax laws, or other applicable law, to be withheld in respect of any taxes or other charges with respect to such Canada Distribution Trust. The Trustee may require a Canada Trust Beneficiary to provide, in the manner required by the Trustee, such information that the Trustee determines is required to satisfy the Trustee's obligations under applicable tax law, and the Trustee may condition any distribution to any Canada Trust Beneficiary upon compliance with such requirement. Amounts withheld pursuant to this Section 14.3 with respect to any Canada Trust Beneficiary shall be treated as having been distributed to such Canada Trust Beneficiary for purposes of determining the distributions which such Beneficiary has received and is entitled to receive hereunder.

14.4           Laws as to Construction and Enforcement. The validity, interpretation, construction and performance of this Agreement and disputes and controversies arising with respect to the transactions contemplated herein shall be governed by the laws of the Province of British Columbia, irrespective of British Columbia’s choice-of-law principles that might apply the law of any other jurisdiction, and the Company and, the Trustee consent and agree that this Agreement shall be governed by and construed in accordance with such laws and that any enforcement thereof shall be solely and exclusively within the jurisdiction of the Supreme Court of British Columbia.

14.5           Severability.  In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

14.6           Notices. Any notice or other communication by the Trustee to any Canada Trust Beneficiary shall be in writing and shall be deemed to have been given, for all purposes, if (i) mailed in British Columbia by first class mail, postage prepaid, or (ii) sent by electronic mail with acknowledgement of delivery, to the addresses as shown in the records of the Canada Distribution Trust.  All other notices and communications hereunder shall be in writing and shall be deemed to have been given to the recipient in the manner set forth in (i) or (ii), or through (iii) personal delivery or (iv) by cable, telegram or facsimile or (v) reputable overnight courier service to the Persons named below at the below addresses or at such other addresses as shall be specified by the parties by like notice.  Notices or other written communication shall be deemed given on the date of physical delivery in the case of clauses (iii) and (v) and in the cases of clause (ii) and (iv) on the date transmitted.  Notices sent by mail under clause (i) shall be deemed given five (5) business days after mailing.

(a)           If to the Trustee:                   AAC Holdings (Canada) Ltd.
Attn:  Abdul Ladha, Chairman
Suite 454-4111 Hastings Street
Burnaby, B.C.
V5C 2J3
Email:  abdul@ableauctions.com

(b)           If to the Company:               SinoCoking Coal & Coke Chemical Industries Inc.
Attn:  Jianhua Lv, President
Kuanggong Road and Tiyu Road
10th Floor, Chengshi Xin Yong She, Tiyu Road
Xinhua District, Pingdingshan
Henan Province, China 467000
Fax:  +863752912026

With copy to:                        Edgar Park, Esq.
Richardson & Patel LLP
Murdock Plaza
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Fax: 310.208.1154
Email: epark@richardsonpatel.com

(c)           If to the                                 Able Holdings (U.S.), Inc.
               Liquidating                           Attn:  Abdul Ladha, Chairman
               Trustee:                                 1699 Benson Road
                                                                               Point Roberts, WA  98281
Email:  abdul@ableauctions.com

14.7           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

14.8           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties hereto.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed, effective as of this 5th day of February, 2010.

ABLEAUCTIONS.COM INC.	AAC (CANADA), INC., AS TRUSTEE OF THE ABLE (CANADA) TRUST DISTRIBUTION

By: /s/Abdul Ladha	By: /s/ Abdul Ladha
Abdul Ladha	Abdul Ladha
Its: President	Its: Chairman

ABLE HOLDINGS (U.S.), INC., AS TRUSTEE OF THE ABLE (U.S.) LIQUIDATING TRUST

By: /s/ Abdul Ladha
Abdul Ladha
Its: Chairman

SCHEDULE A
TRUSTEE’S COMPENSATION

The Trustee shall receive a annual fee for its services, payable as follows:

                                    $20,000 on the Transfer Date
         $20,000 on the first anniversary of the Transfer Date

In addition, the Trustee, in its sole discretion, may authorize the payment of an additional annual Trustee fee of US$20,000 for each subsequent year during which the Canada Distribution Trust at any time is in existence, payable on each succeeding anniversary of the Transfer Date.